                                                                  EXHIBIT 10.1
FLEET CREDIT CORPORATION                                 PURCHASE OPTION RIDER

50 Kennedy Plaza
Providence, Rhode Island 02903-2305


      This Purchase Option Rider (the "Rider") is attached to and made a part of that certain Lease Schedule No. 25391-77, dated as of February 23, 1996 - (the "Lease Schedule"), by and between the undersigned parties.

      1. Purchase Option. If no Event of Default (or event or condition which, with the passage of time or giving of notice, or both, would become such an Event of Default) shall have occurred and be continuing, and the Lease shall not have been earlier terminated, Lessee shall have the option to purchase (the "Purchase Option") all, but not less than all, of the Equipment at the expiration of the Lease Term for an amount, payable in immediately available funds on the last day of the Lease Term, equal to: (a) all Rental Payments, late charges and other amounts due and owing under the Lease; plus (b) all taxes, assessments and other charges due or payable in connection with the sale of the Equipment to Lessee; plus (c) the Purchase Option Price (hereinafter defined).

      Provided that Lessor shall have received all amounts payable hereunder on the last day of the Lease Term, and that no Event of Default then exists and is continuing under the Lease, Lessor shall convey all of its right, title and interest in and to the Equipment to Lessee on the last day of the Lease Term, on an "AS-IS", "WHERE-IS" BASIS WITHOUT REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, and without recourse to Lessor, except that the Equipment shall be free and clear of all liens created by Lessor. If Lessee intends to exercise the Purchase Option, Lessee shall give irrevocable written notice to Lessor (the "Option Notice") not more than 240 days, nor less than 180 days, prior to the expiration of the Lease Term. If Lessee fails to give such written notice to Lessor, it shall be conclusively presumed that Lessee has elected not to exercise the Purchase Option.

      If, for any reason, Lessee does not exercise the Purchase Option, Lessee shall, on the last day of the Lease Term, return all of the Equipment to Lessor pursuant to and in the condition required by the terms of the Lease and pay to Lessor a return fee equal to 6% of the Acquisition Cost of the Equipment.

      2. Purchase Option Price. If Lessee has elected to exercise the Purchase Option, then the "Purchase Option Price" shall be the Fair Market Value (hereinafter defined) of the Equipment, provided, however, that the Purchase Option Price shall not be less than 21% of the Acquisition Cost of the Equipment. As soon as practicable following Lessor's receipt of the Option Notice, Lessor and Lessee shall agree on the Fair Market Value of the Equipment as of the end of the Lease Term. "Fair Market Value" of the Equipment shall be the amount determined on the basis of, and equal in value to, the amount which would be obtained in an arm's-length transaction between an informed and willing buyer-user (other than a buyer-user currently in possession or a used equipment or scrap dealer) and an informed and willing seller, under no compulsion to buy or sell, and in such determination, costs of removal from the location of current use shall not be a deduction from such value, and it shall be assumed (whether or not the same be true) that the Equipment has been maintained and would have been returned to Lessor in compliance with the requirements of the Lease.

      If Lessor and Lessee fail to agree upon Fair Market Value on or before one hundred sixty (160) days prior to the expiration of the Lease Term, then such value shall be determined by an independent certified appraiser, selected by Lessee, whose determination, which shall be made in accordance with the standards set forth in the preceding paragraph, shall be binding on both Lessee and Lessor.

      All capitalized terms used herein and not defined herein shall have the meanings set forth or referred to in the Lease Schedule. Except as specifically set forth herein, all of the terms and conditions of the Lease shall remain in full force and effect and are hereby ratified and affirmed. To the extent that the provisions of this Rider conflict with any provisions contained in the Lease, the provisions of this Rider shall control.

Dated as of:   FEBRUARY 23, 1996

FLEET CREDIT CORPORATION              GENETICS INSTITUTE, INC.

By: ____________________________      By:_______________________________


Name:__________________________       Name:____________________________

Title:_______________________         Title:__________________________




                                     -17-